UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report
(Date of earliest event reported): January 1, 2011

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Sumitt Boulevard Suite 600 Atlanta, Georgia		30346
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 682-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on Page 4

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in the Fiscal Year

(a)
On July 29, 2010, the Board of Directors of the Company approved the relocation of the Company’s principal office to Atlanta, Georgia (the “Relocation”). In connection with the Relocation, the Board of Directors adopted an amendment to Article II of the Company's Amended and Restated Articles of Incorporation to reflect the Relocation and the current mailing address of the Company. Article II previously indicated the address of the principal office and mailing address of the Company as 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. Effective January 1, 2011, the principal office of the Company will be 2002 Sumitt Boulevard, Suite 600, Atlanta, GA 30346 and the mailing address of the Company will be 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

The Amended and Restated Articles of Incorporation, as amended, are attached hereto and filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) – (c)	Not applicable.

(d)	Exhibits:

99.1 Text of the amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: January 6, 2011	By:	/s/ John Van Vlack
John Van Vlack
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)

INDEX TO EXHIBIT

Exhibit No.	Description

99.1	Text of the amendment